Exhibit 99.1

July 17, 2008

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Tamera Gjesdal	Chris Henson	Bob Denham
Senior Vice President	Sr. Exec. Vice President	Senior Vice President
Investor Relations	Chief Financial Officer	Corporate Communications
(336) 733-3058	(336) 733-3008	(336) 733-1475

BB&T reports net income of $428 million;
Earnings per share total $.78 for the 2nd quarter

     WINSTON-SALEM, N.C. -- BB&T Corporation (NYSE: BBT) reported today net income for the second quarter of 2008 totaling $428 million, or $.78 per diluted share, compared with $458 million, or $.83 per diluted share, earned during the second quarter of 2007. These results reflect decreases of 6.6% and 6.0%, respectively, compared to the same quarter last year.

     BB&T’s second quarter net income produced annualized returns on average assets and average shareholders’ equity of 1.27% and 13.27%, respectively, compared to prior year returns of 1.47% and 15.18%, respectively.

      Operating earnings for the second quarter of 2008 totaled $377 million, or $.69 per diluted share, excluding a $30 million after-tax gain from the sale of Visa stock, a $22 million after-tax gain from an extinguishment of debt and $1 million in net after-tax merger-related and restructuring charges. Operating earnings for the second quarter of 2007 totaled $461 million, or $.83 per diluted share, excluding $3 million in net after-tax merger-related and restructuring charges.

     GAAP and operating results include a $330 million provision for credit losses. The provision exceeded net charge-offs by $160 million and resulted in an increase in the allowance for loan and lease losses as a percentage of loans and leases held for investment to 1.33% .

     Cash basis operating results exclude the unamortized balances of intangibles from assets and shareholders’ equity and exclude the amortization of intangibles, the net amortization of purchase accounting mark-to-market adjustments, merger-related and restructuring charges or credits and nonrecurring items from earnings. Cash basis operating earnings totaled $392 million for the second quarter of 2008 compared to $477 million earned in the second quarter of 2007. Cash basis operating diluted earnings per share totaled $.71 for the second quarter of 2008 compared to $.86 earned during the same period in 2007. Cash basis operating earnings for the second quarter of 2008 produced annualized returns on average tangible assets and average tangible shareholders’ equity of 1.22% and 21.44%, respectively, compared to prior year returns of 1.61% and 28.48%, respectively.

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     “Wlile we continue to be affected by the challenges of the current credit cycle, the encouraging news is that our core operations are producing solid results,” said Chairman and Chief Executive Officer John A. Allison. “Nonperforming assets and net charge-offs continued to increase during the quarter, as did the provision for credit losses. We remain focused on client service and are partnering with our clients to prudently work through the challenging economic environment. In addition, we are working to aggressively deal with problem assets, and believe our credit issues are manageable.

     “Revenue growth was solid during the quarter, driven primarily by an increase in net interest income and an improvement in our net interest margin to 3.65% . Also, we enjoyed healthy loan growth and improved noninterest income as many of our fee income businesses turned in strong performances this quarter. Finally, we were very pleased to increase the quarterly cash dividend, extending a long history of dividend increases. Despite the numerous challenges being faced by the financial services industry, BB&T is stable, financially sound and has healthy capital levels.”

     For the first six months of 2008, BB&T’s net income was $856 million compared to $879 million earned in the first six months of 2007, a decrease of 2.6% . Diluted earnings per share for the first half of 2008 totaled $1.56 compared to $1.60 earned during the same period in 2007. Excluding merger-related and restructuring charges or credits and nonrecurring items, operating earnings for the first half of 2008 totaled $778 million, or $1.42 per diluted share, compared to $886 million, or $1.61 per diluted share, earned during the first six months of 2007.

Nonperforming Assets and Credit Losses Increase

     BB&T’s nonperforming asset levels and credit losses increased further in the second quarter of 2008 compared to the first quarter of 2008. Nonperforming assets, as a percentage of total assets, increased to .95% at June 30, compared to .73% at March 31 and .33% at June 30, 2007. Annualized net charge-offs were .72% of average loans and leases for the second quarter of 2008, up from .54% in the first quarter of 2008 and .35% in the second quarter of 2007. Excluding losses incurred by BB&T’s specialized lending subsidiaries, annualized net charge-offs for the current quarter were .53% of average loans and leases compared to .32% in the first quarter of 2008 and .20% in the second quarter of 2007.

     The provision for credit losses totaled $330 million in the second quarter of 2008, an increase of $242 million compared to the same quarter last year, and exceeded net charge-offs by $160 million in the current quarter. The increases in net charge-offs, nonperforming assets and the provision for credit losses were largely driven by continued challenges in residential real estate markets with the largest concentration of credit issues occurring in Georgia, Florida and metro Washington, D.C.

Net interest margin improves to 3.65%

     BB&T’s fully taxable equivalent net interest income totaled $1.1 billion for the second quarter, an increase of 10.7% compared to the same quarter of 2007. The net interest margin was 3.65% for the current quarter, up 11 basis points from 3.54% for the first quarter of 2008. The increase marks the third consecutive quarter that BB&T’s margin has improved. Management currently anticipates some continued expansion of the net interest margin for the remainder of the year.

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BB&T’s Fee-Based Businesses Produce Solid Quarterly Growth Rates

     On an operating basis, noninterest income increased $51 million, or 7.0%, during the second quarter of 2008 compared to 2007. These increases include higher revenues generated by BB&T’s insurance operations, service charges on deposit accounts and other nondeposit fees and commissions as well as a solid performance from BB&T’s mortgage banking operations.

     Income from BB&T’s insurance operations increased 3.5% to a record $237 million in the current quarter compared with $229 million earned during the second quarter last year. This increase was primarily the result of new product initiatives that were introduced during the second half of 2007.

     Service charges on deposit accounts totaled $172 million for the second quarter of 2008, an increase of 13.9% compared to $151 million earned in the same quarter last year. This increase was primarily attributable to growth in revenues from overdraft items.

     Other nondeposit fees and commissions totaled $139 million for the second quarter of 2008, an increase of 9.4% compared to the second quarter of 2007. This increase was generated primarily by growth in bankcard income and debit card related services.

     Revenues from mortgage banking operations totaled $57 million for the second quarter of 2008, an increase of $26 million, or 83.9%, compared to the second quarter of 2007. This increase reflects the adoption of fair value accounting standards and the net change in the mortgage servicing rights valuation. Fair value accounting increased mortgage banking income by $19 million, and also resulted in a $16 million increase in personnel expense during the quarter. The net change in the valuation of mortgage servicing rights resulted in a $5 million decline compared to the second quarter of 2007. Excluding the impact of these items, mortgage banking income increased $12 million, or 37.5%, compared to the same period last year. The growth in mortgage is primarily due to increased income from loan servicing.

     Other noninterest income, on an operating basis, totaled $39 million for the second quarter of 2008 compared to $61 million earned in the same quarter last year, a decrease of 36.1% . The adoption of fair value accounting standards resulted in a decline of $6 million in other income. In addition, net revenues from BB&T’s venture capital investments declined $15 million, and earnings from investments in low income housing partnerships that generate tax benefits declined $13 million compared to the second quarter of 2007.

Loan Growth Remains Healthy – Up 9.1%

     Average loans and leases totaled $94.9 billion for the second quarter of 2008, reflecting an increase of $7.9 billion, or 9.1%, compared to the second quarter of 2007. This increase was composed of growth in average commercial loans and leases, which increased $5.2 billion, or 12.3%; average mortgage loans, which increased $1.7 billion, or 9.7%; average sales finance loans, which increased $365 million, or 6.3%; average revolving credit loans, which increased $211 million, or 14.9%; average direct retail loans, which increased $146 million, or 0.9%; and growth in average loans originated by BB&T’s specialized lending subsidiaries, which increased $371 million, or 7.3%, compared to the second quarter last year.

MORE

BB&T Increases Quarterly Cash Dividend; Capital Levels Remain Strong

     On June 24, BB&T’s Board of Directors approved a 2.2% increase in the quarterly cash dividend paid to shareholders. The increase, to $.47 per share, marks the 37th consecutive year that BB&T has raised its cash dividend to shareholders. BB&T has paid a cash dividend to shareholders every year since 1903. The 10-year compound growth rate for BB&T’s quarterly dividend payment is 10.4% . This excellent dividend paying history has gained BB&T recognition as a Mergent Dividend Achiever and a Standard and Poor’s Dividend Aristocrat.

      BB&T’s tangible and regulatory capital levels remained healthy at June 30. BB&T’s tangible capital ratio was 5.7% at June 30, and the Tier 1 leverage ratio was 7.2% . In addition, BB&T’s Tier 1 risk-based capital and total risk-based capital ratios were 8.9% and 14.1%, respectively. BB&T’s risk-based capital ratios are significantly higher than an average of its peers, and remain well above regulatory standards for well-capitalized banks.

BB&T Continues to Expand Insurance Business

     On June 2, BB&T Insurance Services continued its expansion with the acquisition of UnionBanc Insurance Services Inc. of San Diego, Ca. This acquisition will strengthen BB&T's overall investment in insurance on the West Coast.

     At June 30, BB&T had $136.5 billion in assets and operated 1,489 banking offices in the Carolinas, Virginia, West Virginia, Kentucky, Georgia, Maryland, Tennessee, Florida, Alabama, Indiana and Washington, D.C. BB&T’s common stock is traded on the New York Stock Exchange under the trading symbol BBT. The closing price of BB&T’s common stock on July 16 was $24.50 per share.

     For additional information about BB&T’s financial performance, company news, products and services, please visit our Web site at www.BBT.com.

Earnings Webcast

     To hear a live webcast of BB&T’s second quarter 2008 earnings conference call at 11:00 a.m. (EDT) today, please visit our Web site at www.BBT.com. Replays of the conference call will be available through our Web site until 5 p.m. (EDT) on Friday, Aug. 1.

#

     Risk-based capital ratios are preliminary.

     This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). BB&T’s management uses these “non-GAAP” measures in their analysis of the Corporation’s performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities, as well as the amortization of intangibles and purchase accounting mark-to-market adjustments in the case of “cash basis” performance measures. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on BB&T’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of BB&T’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

     This press release contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results may differ materially from current projections. Please refer to BB&T’s filings with the Securities and Exchange Commission for a summary of important factors that may affect BB&T’s forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 5	Investor Relations	FAX (336) 733-3132

		For the Three Months Ended		Increase (Decrease)
(Dollars in millions, except per share data)		6/30/08	6/30/07	$	%
OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent		$1,817	$1,980	$(163)	(8.2	) %
Interest expense		727	995	(268)	(26.9)
Net interest income - taxable equivalent		1,090	985	105	10.7
Less: Taxable equivalent adjustment		22	19	3	15.8
Net interest income		1,068	966	102	10.6
Provision for credit losses		330	88	242	275.0
Net interest income after provision for credit losses		738	878	(140)	(15.9)
Noninterest income		780	729	51	7.0
Noninterest expense		997	918	79	8.6
Operating earnings before income taxes		521	689	(168)	(24.4)
Provision for income taxes		144	228	(84)	(36.8)
Operating earnings (1)		$377	$461	$(84)	(18.2	) %
PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings		$.69	$.84	$(.15)	(17.9	) %
Diluted earnings		.69	.83	(.14)	(16.9)
Weighted average shares (in thousands) -	Basic	546,628	548,385
	Diluted	549,758	553,935
Dividends paid per share		$.46	$.42	$.04	9.5%
PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets		1.12%	1.48%
Return on average equity		11.69	15.28
Net yield on earning assets (taxable equivalent)		3.65	3.55
Noninterest income as a percentage of
total income (taxable equivalent) (2)		41.6	42.6
Efficiency ratio (taxable equivalent) (2)		52.5	53.2
CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(3)
Cash basis operating earnings		$392	$477	$(85)	(17.8	) %
Diluted earnings per share		.71	.86	(.15)	(17.4)
Return on average tangible assets		1.22%	1.61%
Return on average tangible equity		21.44	28.48
Efficiency ratio (taxable equivalent) (2)		51.2	51.7

		For the Three Months Ended		Increase (Decrease)
(Dollars in millions, except per share data)		6/30/08	6/30/07	$	%
INCOME STATEMENTS
Interest income		$1,790	$1,961	$(171)	(8.7	) %
Interest expense		722	995	(273)	(27.4)
Net interest income		1,068	966	102	10.6
Provision for credit losses		330	88	242	275.0
Net interest income after provision for credit losses		738	878	(140)	(15.9)
Noninterest income		827	729	98	13.4
Noninterest expense		962	923	39	4.2
Income before income taxes		603	684	(81)	(11.8)
Provision for income taxes		175	226	(51)	(22.6)
Net income		$428	$458	$(30)	(6.6	) %
PER SHARE DATA
Basic earnings		$.78	$.84	$(.06)	(7.1	) %
Diluted earnings		.78	.83	(.05)	(6.0)
Weighted average shares (in thousands) -	Basic	546,628	548,385
	Diluted	549,758	553,935
PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets		1.27%	1.47%
Return on average equity		13.27	15.18
Efficiency ratio (taxable equivalent) (2)		49.4	53.5

NOTES:	Applicable ratios are annualized.
(1) Operating earnings exclude the effect of merger-related and restructuring charges or credits and nonrecurring items. These amounts totaled $(51 million)
and $3 million, net of tax, in the second quarters of 2008 and 2007, respectively. See Reconciliation Tables included herein.
(2) Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.
(3) Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, net of deferred taxes, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation
Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 6	Investor Relations	FAX (336) 733-3132

		For the Six Months Ended		Increase (Decrease)
(Dollars in millions, except per share data)		6/30/08	6/30/07	$	%
OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent		$3,735	$3,889	$(154)	(4.0	) %
Interest expense		1,611	1,941	(330)	(17.0)
Net interest income - taxable equivalent		2,124	1,948	176	9.0
Less: Taxable equivalent adjustment		39	37	2	5.4
Net interest income		2,085	1,911	174	9.1
Provision for credit losses		553	159	394	247.8
Net interest income after provision for credit losses		1,532	1,752	(220)	(12.6)
Noninterest income		1,517	1,381	136	9.8
Noninterest expense		1,942	1,795	147	8.2
Operating earnings before income taxes		1,107	1,338	(231)	(17.3)
Provision for income taxes		329	452	(123)	(27.2)
Operating earnings (1)		$778	$886	$(108)	(12.2	) %
PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings		$1.42	$1.63	$(.21)	(12.9	) %
Diluted earnings		1.42	1.61	(.19)	(11.8)
Weighted average shares (in thousands) -	Basic	546,421	545,136
	Diluted	549,344	550,556
Dividends paid per share		$.92	$.84	$.08	9.5%
PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets		1.16%	1.45%
Return on average equity		12.08	15.12
Net yield on earning assets (taxable equivalent)		3.59	3.58
Noninterest income as a percentage of
total income (taxable equivalent) (2)		40.9	41.6
Efficiency ratio (taxable equivalent) (2)		53.2	53.4
CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(3)
Cash basis operating earnings		$810	$918	$(108)	(11.8	) %
Diluted earnings per share		1.48	1.67	(.19)	(11.4)
Return on average tangible assets		1.27%	1.58%
Return on average tangible equity		22.12	28.35
Efficiency ratio (taxable equivalent) (2)		51.7	51.9

		For the Six Months Ended		Increase (Decrease)
(Dollars in millions, except per share data)		6/30/08	6/30/07	$	%
INCOME STATEMENTS
Interest income		$3,685	$3,852	$(167)	(4.3	) %
Interest expense		1,600	1,941	(341)	(17.6)
Net interest income		2,085	1,911	174	9.1
Provision for credit losses		553	159	394	247.8
Net interest income after provision for credit losses		1,532	1,752	(220)	(12.6)
Noninterest income		1,598	1,381	217	15.7
Noninterest expense		1,898	1,806	92	5.1
Income before income taxes		1,232	1,327	(95)	(7.2)
Provision for income taxes		376	448	(72)	(16.1)
Net income		$856	$879	$(23)	(2.6	) %
PER SHARE DATA
Basic earnings		$1.57	$1.61	$(.04)	(2.5	) %
Diluted earnings		1.56	1.60	(.04)	(2.5)
Weighted average shares (in thousands) -	Basic	546,421	545,136
	Diluted	549,344	550,556
PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets		1.28%	1.44%
Return on average equity		13.29	15.00
Efficiency ratio (taxable equivalent) (2)		50.8	53.8

NOTES:	Applicable ratios are annualized.
(1) Operating earnings exclude the effect of merger-related and restructuring charges or credits and nonrecurring items. These amounts totaled $(78 million)
and $7 million, net of tax, in 2008 and 2007, respectively. See Reconciliation Tables included herein.
(2) Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.
(3) Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, net of deferred taxes, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 7	Investor Relations	FAX (336) 733-3132

			As of / For the Six Months Ended		Increase (Decrease)
(Dollars in millions)			6/30/08	6/30/07	$	%
CONSOLIDATED BALANCE SHEETS
End of period balances
Cash and due from banks			$1,913	$1,745	$168	9.6%
Interest-bearing deposits with banks			748	769	(21)	(2.7)
Federal funds sold and other earning assets			227	419	(192)	(45.8)
Securities available for sale			22,657	22,254	403	1.8
Trading securities			514	1,067	(553)	(51.8)
Total securities			23,171	23,321	(150)	(.6)
Commercial loans and leases			47,790	42,632	5,158	12.1
Direct retail loans			15,623	15,520	103.7
Sales finance loans			6,266	5,889	377	6.4
Revolving credit loans			1,667	1,461	206	14.1
Mortgage loans			17,304	16,640	664	4.0
Specialized lending			5,550	5,248	302	5.8
Total loans and leases held for investment			94,200	87,390	6,810	7.8
Loans held for sale			1,515	1,152	363	31.5
Total loans and leases			95,715	88,542	7,173	8.1
Allowance for loan and lease losses			1,257	920	337	36.6
Total earning assets			120,300	113,599	6,701	5.9
Premises and equipment, net			1,557	1,485	72	4.8
Goodwill			5,306	5,114	192	3.8
Core deposit and other intangibles			505	504	1.2
Other assets			8,580	6,598	1,982	30.0
Total assets			136,465	127,577	8,888	7.0
Noninterest-bearing deposits			13,567	13,641	(74)	(.5)
Interest checking			2,542	1,384	1,158	83.7
Other client deposits			36,871	35,741	1,130	3.2
Client certificates of deposit			26,801	27,445	(644)	(2.3)
Total client deposits			79,781	78,211	1,570	2.0
Other interest-bearing deposits			8,433	5,868	2,565	43.7
Total deposits			88,214	84,079	4,135	4.9
Fed funds purchased, repos and other borrowings			10,804	9,410	1,394	14.8
Long-term debt			20,556	18,313	2,243	12.2
Total interest-bearing liabilities			106,007	98,161	7,846	8.0
Other liabilities			4,091	3,650	441	12.1
Total liabilities			123,665	115,452	8,213	7.1
Total shareholders' equity			$12,800	$12,125	$675	5.6%
Average balances
Securities, at amortized cost			$23,656	$22,502	$1,154	5.1%
Commercial loans and leases			46,323	41,531	4,792	11.5
Direct retail loans			15,612	15,355	257	1.7
Sales finance loans			6,109	5,779	330	5.7
Revolving credit loans			1,615	1,402	213	15.2
Mortgage loans			18,738	16,858	1,880	11.2
Specialized lending			5,395	4,997	398	8.0
Total loans and leases			93,792	85,922	7,870	9.2
Allowance for loan and lease losses			1,068	905	163	18.0
Other earning assets			1,158	904	254	28.1
Total earning assets			118,606	109,328	9,278	8.5
Total assets			134,491	122,961	11,530	9.4
Noninterest-bearing deposits			12,881	13,158	(277)	(2.1)
Interest checking			2,433	2,348	85	3.6
Other client deposits			34,750	33,628	1,122	3.3
Client certificates of deposit			26,903	25,498	1,405	5.5
Total client deposits			76,967	74,632	2,335	3.1
Other interest-bearing deposits			9,667	7,607	2,060	27.1
Total deposits			86,634	82,239	4,395	5.3
Fed funds purchased, repos and other borrowings			10,555	8,317	2,238	26.9
Long-term debt			20,449	17,286	3,163	18.3
Total interest-bearing liabilities			104,757	94,684	10,073	10.6
Total shareholders' equity			$12,955	$11,819	$1,136	9.6%

		As of / For the Quarter Ended
(Dollars in millions, except per share data)		6/30/08	3/31/08	12/31/07	9/30/07	6/30/07
MISCELLANEOUS INFORMATION

Unrealized appreciation (depreciation) on
securities available for sale, net of tax		$(274)	$(18)	$(28)	$(150)	$(339)
Derivatives (notional value)		59,795	57,925	47,197	43,051	36,108
Fair value of derivatives portfolio		156	380	181	34	(175)
Common stock prices:	High	37.85	36.96	42.61	43.00	43.02
	Low	21.40	25.92	30.36	36.95	39.13
	End of period	22.77	32.06	30.67	40.39	40.68
Weighted average shares (in thousands) -	Basic	546,628	546,214	547,795	550,603	548,385
	Diluted	549,758	548,946	551,078	555,336	553,935
End of period shares outstanding (in thousands)		546,928	546,799	545,955	549,337	551,948
End of period banking offices		1,489	1,494	1,492	1,501	1,507
ATMs		2,173	2,165	2,158	2,166	2,170
FTEs		30,089	29,726	29,394	28,886	28,961

NOTES: All items referring to average loans and leases include loans held for sale.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 8	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions, except per share data)	6/30/08	3/31/08	12/31/07	9/30/07	6/30/07
OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent
Interest and fees on loans and leases	$1,512	$1,604	$1,715	$1,730	$1,682
Interest and dividends on securities	299	303	308	307	285
Interest on short-term investments	6	11	14	14	13
Total interest income - taxable equivalent	1,817	1,918	2,037	2,051	1,980
Interest expense
Interest on deposits	455	564	655	679	639
Interest on fed funds purchased, repos and other borrowings	64	94	118	117	102
Interest on long-term debt	208	226	256	263	254
Total interest expense	727	884	1,029	1,059	995
Net interest income - taxable equivalent	1,090	1,034	1,008	992	985
Less: Taxable equivalent adjustment	22	17	17	14	19
Net interest income	1,068	1,017	991	978	966
Provision for credit losses	330	223	184	105	88
Net interest income after provision for
credit losses	738	794	807	873	878
Noninterest income
Insurance income	237	212	221	206	229
Service charges on deposits	172	154	165	157	151
Other nondeposit fees and commissions	139	128	133	129	127
Investment banking and brokerage fees and commissions	88	86	85	87	89
Trust and investment advisory revenues	38	40	42	40	40
Mortgage banking income	57	59	27	27	31
Securities gains (losses), net	10	43	1	6	1
Other noninterest income	39	15	44	23	61
Total noninterest income	780	737	718	675	729
Noninterest expense
Personnel expense	565	547	516	514	540
Occupancy and equipment expense	124	123	126	118	117
Foreclosed property expense	17	13	13	5	6
Amortization of intangibles	25	27	27	26	26
Other noninterest expense	266	235	243	218	229
Total noninterest expense	997	945	925	881	918
Operating earnings before income taxes	521	586	600	667	689
Provision for income taxes	144	185	185	219	228
Operating earnings (1)	$377	$401	$415	$448	$461
PER SHARE DATA BASED ON
OPERATING EARNINGS (1)
Basic earnings	$.69	$.73	$.76	$.81	$.84
Diluted earnings	.69	.73	.75	.81	.83
Dividends paid per share	.46	.46	.46	.46	.42
PERFORMANCE RATIOS BASED ON
OPERATING EARNINGS (1)
Return on average assets	1.12%	1.21%	1.26%	1.38%	1.48%
Return on average equity	11.69	12.47	13.00	14.38	15.28
Net yield on earning assets (taxable equivalent)	3.65	3.54	3.46	3.45	3.55
Efficiency ratio (taxable equivalent) (2)	52.5	54.0	52.8	52.9	53.2
Noninterest income as a percentage of
total income (taxable equivalent) (2)	41.6	40.2	41.7	40.1	42.6
Average earning assets as a percentage of
average total assets	88.4	88.0	88.6	89.0	88.9
Average loans and leases as a percentage of
average deposits	109.4	107.1	106.5	105.8	106.1
CASH BASIS PERFORMANCE BASED ON
OPERATING EARNINGS (1) (3)
Cash basis operating earnings	$392	$418	$432	$466	$477
Diluted earnings per share	.71	.76	.78	.84	.86
Return on average tangible assets	1.22%	1.32%	1.37%	1.50%	1.61%
Return on average tangible equity	21.44	22.81	24.03	26.86	28.48
Efficiency ratio (taxable equivalent) (2)	51.2	52.4	51.3	51.3	51.7

NOTES:	Applicable ratios are annualized.
(1) Operating earnings exclude the effect of merger-related and restructuring charges or credits and nonrecurring items. These amounts totaled $(51 million),
$(27 million), $4 million, $4 million and $3 million, net of tax, for the quarters ended June 30, 2008, March 31, 2008, December 31, 2007, September 30, 2007,
and June 30, 2007, respectively. See Reconciliation Tables included herein.
(2) Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.
(3) Cash basis operating performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, net of deferred taxes, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 9	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions, except per share data)	6/30/08	3/31/08	12/31/07	9/30/07	6/30/07

INCOME STATEMENTS
Interest income
Interest and fees on loans and leases	$1,501	$1,595	$1,706	$1,719	$1,675
Interest and dividends on securities	283	289	292	297	273
Interest on short-term investments	6	11	14	14	13
Total interest income	1,790	1,895	2,012	2,030	1,961
Interest expense
Interest on deposits	455	564	655	679	639
Interest on fed funds purchased, repos and other borrowings	59	88	110	110	102
Interest on long-term debt	208	226	256	263	254
Total interest expense	722	878	1,021	1,052	995
Net interest income	1,068	1,017	991	978	966
Provision for credit losses	330	223	184	105	88
Net interest income after provision for
credit losses	738	794	807	873	878
Noninterest income
Insurance income	237	212	221	206	229
Service charges on deposits	172	154	165	157	151
Other nondeposit fees and commissions	139	128	133	129	127
Investment banking and brokerage fees and commissions	88	86	85	87	89
Trust and investment advisory revenues	38	40	42	40	40
Mortgage banking income	57	59	27	27	31
Securities gains (losses), net	10	43	1	6	1
Other noninterest income	86	49	44	23	61
Total noninterest income	827	771	718	675	729
Noninterest expense
Personnel expense	565	547	516	514	540
Occupancy and equipment expense	124	123	126	118	117
Foreclosed property expense	17	13	13	5	6
Amortization of intangibles	25	27	27	26	26
Merger-related and restructuring charges (credits), net	1	5	3	7	5
Other noninterest expense	230	221	257	218	229
Total noninterest expense	962	936	942	888	923
Income before income taxes	603	629	583	660	684
Provision for income taxes	175	201	172	216	226
Net income	$428	$428	$411	$444	$458
PER SHARE DATA
Basic earnings	$.78	$.78	$.75	$.81	$.84
Diluted earnings	.78	.78	.75	.80	.83

	For the Quarter Ended
	6/30/08	3/31/08	12/31/07	9/30/07	6/30/07
ANNUALIZED INTEREST YIELDS / RATES (1)
Interest income:
Securities:
U.S. government-sponsored entities (GSE)	5.18%	4.75%	4.67%	4.66%	4.60%
Mortgage-backed securities issued by GSE	4.79	5.14	5.27	5.21	5.02
States and political subdivisions	6.07	6.32	6.73	6.36	6.87
Non-agency mortgage-backed securities	5.81	5.81	5.80	5.79	5.77
Other securities	5.19	6.17	7.72	6.48	6.30
Trading securities	2.81	5.89	4.06	4.54	4.36
Total securities	5.01	5.18	5.15	5.05	4.94
Loans:
Commercial loans and leases	5.59	6.47	7.41	7.85	7.92
Direct retail loans	6.47	6.94	7.29	7.40	7.39
Sales finance loans	6.60	6.72	6.88	6.71	6.56
Revolving credit loans	10.86	11.78	12.47	12.93	13.01
Mortgage loans	5.99	6.03	6.07	6.05	5.96
Specialized lending	12.99	13.22	13.10	13.02	13.37
Total loans	6.40	6.95	7.50	7.72	7.75
Other earning assets	2.48	3.41	4.48	4.96	5.26
Total earning assets	6.09	6.56	6.98	7.13	7.14
Interest expense:
Interest-bearing deposits:
Interest checking	.97	1.76	2.22	2.33	2.30
Other client deposits	1.57	2.11	2.69	2.94	2.85
Client certificates of deposit	3.73	4.30	4.58	4.64	4.63
Other interest-bearing deposits	2.74	3.38	4.72	5.22	5.34
Total interest-bearing deposits	2.49	3.07	3.60	3.80	3.73
Fed funds purchased, repos and other borrowings	2.51	3.50	4.37	4.71	4.55
Long-term debt	3.83	4.73	5.39	5.59	5.51
Total interest-bearing liabilities	2.77	3.42	4.02	4.23	4.15
Net yield on earning assets	3.65%	3.54%	3.46%	3.45%	3.55%

NOTES: (1) Fully taxable equivalent yields. Securities yields calculated based on amortized cost.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 10	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions, except per share data)	6/30/08	3/31/08	12/31/07	9/30/07	6/30/07
SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	$22,657	$23,487	$22,419	$23,061	$22,254
Trading securities	514	609	1,009	1,587	1,067
Total securities	23,171	24,096	23,428	24,648	23,321
Commercial loans and leases	47,790	46,277	44,870	43,365	42,632
Direct retail loans	15,623	15,570	15,691	15,586	15,520
Sales finance loans	6,266	6,052	6,021	6,056	5,889
Revolving credit loans	1,667	1,598	1,618	1,535	1,461
Mortgage loans	17,304	17,446	17,467	17,051	16,640
Specialized lending	5,550	5,186	5,240	5,288	5,248
Total loans and leases held for investment	94,200	92,129	90,907	88,881	87,390
Loans held for sale	1,515	1,822	779	1,178	1,152
Total loans and leases	95,715	93,951	91,686	90,059	88,542
Allowance for loan and lease losses	1,257	1,097	1,004	934	920
Other earning assets	975	1,098	1,307	1,111	1,188
Total earning assets	120,300	119,174	116,466	116,057	113,599
Total assets	136,465	136,417	132,618	130,781	127,577
Noninterest-bearing deposits	13,567	13,377	13,059	13,197	13,641
Interest checking	2,542	1,150	1,201	1,128	1,384
Other client deposits	36,871	35,196	35,504	35,391	35,741
Client certificates of deposit	26,801	26,819	26,972	26,315	27,445
Total client deposits	79,781	76,542	76,736	76,031	78,211
Other interest-bearing deposits	8,433	10,939	10,030	9,154	5,868
Total deposits	88,214	87,481	86,766	85,185	84,079
Fed funds purchased, repos and other borrowings	10,804	9,610	10,634	10,618	9,410
Long-term debt	20,556	21,544	18,693	19,059	18,313
Total interest-bearing liabilities	106,007	105,258	103,034	101,665	98,161
Total shareholders' equity	12,800	12,842	12,632	12,402	12,125
Goodwill	5,306	5,226	5,194	5,132	5,114
Core deposit and other intangibles	505	474	489	491	504
Total intangibles	5,811	5,700	5,683	5,623	5,618
Mortgage servicing rights	$702	$496	$560	$567	$609
Average balances
Securities, at amortized cost	$23,898	$23,414	$23,967	$24,246	$23,124
Commercial loans and leases	47,098	45,549	43,969	42,838	41,935
Direct retail loans	15,584	15,639	15,640	15,534	15,438
Sales finance loans	6,188	6,031	6,042	6,006	5,823
Revolving credit loans	1,628	1,602	1,548	1,485	1,417
Mortgage loans	18,902	18,574	18,297	17,922	17,231
Specialized lending	5,466	5,323	5,309	5,305	5,095
Total loans and leases	94,866	92,718	90,805	89,090	86,939
Allowance for loan and lease losses	1,118	1,018	945	931	916
Other earning assets	1,035	1,282	1,257	1,105	967
Total earning assets	119,799	117,414	116,029	114,441	111,030
Total assets	135,557	133,425	131,009	128,633	124,848
Noninterest-bearing deposits	13,086	12,676	13,040	13,248	13,367
Interest checking	2,566	2,301	2,293	2,202	2,487
Other client deposits	34,650	34,851	34,981	34,836	33,860
Client certificates of deposit	26,742	27,061	26,682	26,456	25,919
Total client deposits	77,044	76,889	76,996	76,742	75,633
Other interest-bearing deposits	9,641	9,694	8,264	7,481	6,326
Total deposits	86,685	86,583	85,260	84,223	81,959
Fed funds purchased, repos and other borrowings	10,350	10,760	10,739	9,892	9,000
Long-term debt	21,697	19,201	18,864	18,721	18,471
Total interest-bearing liabilities	105,646	103,868	101,823	99,588	96,063
Total shareholders' equity	$12,982	$12,929	$12,655	$12,359	$12,113
SELECTED CAPITAL INFORMATION (1)
Risk-based capital:
Tier 1	$9,319	$9,287	$9,085	$9,048	$8,936
Total	14,675	14,644	14,233	14,081	13,968
Risk-weighted assets	104,435	103,546	100,053	96,926	94,732
Average quarterly tangible assets	129,917	127,653	125,515	123,480	119,636
Risk-based capital ratios:
Tier 1	8.9%	9.0%	9.1%	9.3%	9.4%
Total	14.1	14.1	14.2	14.5	14.7
Leverage capital ratio	7.2	7.3	7.2	7.3	7.5
Equity as a percentage of total assets	9.4	9.4	9.5	9.5	9.5
Tangible equity as a percentage of tangible assets (2)	5.7	5.6	5.7	5.7	5.8
Book value per share	$23.40	$23.49	$23.14	$22.58	$21.97
Tangible book value per share (2)	13.60	13.47	13.18	13.09	12.88
:

NOTES	All items referring to average loans and leases include loans held for sale.
(1) Current quarter risk-based capital information is preliminary.
(2) Tangible equity and assets are based on regulatory Tier 1 capital definition.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 11	Investor Relations	FAX (336) 733-3132

As of / For the Quarter Ended
(Dollars in millions)	6/30/08	3/31/08	12/31/07	9/30/07	6/30/07
ASSET QUALITY ANALYSIS
Allowance For Credit Losses
Beginning balance	$1,113	$1,015	$941	$926	$901
Allowance for acquired (sold) loans, net	-	-	1	-	13
Provision for credit losses	330	223	184	105	88
Charge-offs
Commercial loans and leases	(48)	(18)	(26)	(18)	(11)
Direct retail loans	(38)	(28)	(18)	(20)	(22)
Sales finance loans	(13)	(13)	(10)	(9)	(6)
Revolving credit loans	(18)	(18)	(11)	(12)	(12)
Mortgage loans	(13)	(5)	(6)	(1)	(2)
Specialized lending	(55)	(59)	(54)	(45)	(40)
Total charge-offs	(185)	(141)	(125)	(105)	(93)
Recoveries
Commercial loans and leases	2	4	2	3	4
Direct retail loans	3	3	3	3	3
Sales finance loans	2	2	2	2	2
Revolving credit loans	3	3	3	3	3
Specialized lending	5	4	4	4	5
Total recoveries	15	16	14	15	17
Net charge-offs	(170)	(125)	(111)	(90)	(76)
Ending balance	$1,273	$1,113	$1,015	$941	$926

Allowance For Credit Losses
Allowance for loan and lease losses	$1,257	$1,097	$1,004	$934	$920
Reserve for unfunded lending commitments	16	16	11	7	6
Total	$1,273	$1,113	$1,015	$941	$926
Nonperforming Assets
Nonaccrual loans and leases:
Commercial loans and leases	$621	$443	$273	$237	$178
Direct retail loans	65	60	43	56	43
Sales finance loans	4	5	5	4	4
Mortgage loans	250	185	119	74	63
Specialized lending	76	67	62	48	36
Total nonaccrual loans and leases	1,016	760	502	419	324
Foreclosed real estate	232	178	143	82	61
Other foreclosed property	53	51	51	46	38
Nonperforming assets	$1,301	$989	$696	$547	$423
Loans 90 days or more past due
and still accruing (1):
Commercial loans and leases	$42	$52	$40	$21	$18
Direct retail loans	72	59	58	18	17
Sales finance loans	17	15	17	14	12
Revolving credit loans	15	16	15	7	6
Mortgage loans	126	106	85	76	48
Specialized lending	10	10	8	13	7
Total loans 90 days or more past due
and still accruing	282	258	223	149	108
Loans 90 days or more past due and still accruing
as a percentage of total loans and leases	.29%	.27%	.24%	.17%	.12%

Asset Quality Ratios
Nonaccrual and restructured loans and leases
as a percentage of total loans and leases	1.06%	.81%	.55%	.47%	.37%
Nonperforming assets as a percentage of:
Total assets	.95	.73	.52	.42	.33
Loans and leases plus
foreclosed property	1.36	1.05	.76	.61	.48
Net charge-offs as a percentage of
average loans and leases	.72	.54	.48	.40	.35
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (2)	.53	.32	.28	.23	.20
Allowance for loan and lease losses as
a percentage of loans and leases	1.31	1.17	1.10	1.04	1.04
Allowance for loan and lease losses as
a percentage of loans and leases
held for investment	1.33	1.19	1.10	1.05	1.05
Ratio of allowance for loan and lease losses to:
Net charge-offs	1.84	x	2.18	x	2.29	x	2.61	x	3.04	x
Nonaccrual and restructured loans and leases	1.24	1.44	2.00	2.23	2.83

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.
(1) Excludes mortgage loans guaranteed by GNMA that BB&T does not have the obligation to repurchase.
(2) Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 12	Investor Relations	FAX (336) 733-3132

As of / For the Six Months Ended	Increase (Decrease)
(Dollars in millions)	6/30/08	6/30/07	$	%
Allowance For Credit Losses
Beginning balance	$1,015	$888	$127	14.3%
Allowance for acquired (sold) loans, net	-	16	(16)	NM
Provision for credit losses	553	159	394	247.8
Charge-offs
Commercial loans and leases	(66)	(21)	(45)	214.3
Direct retail loans	(66)	(34)	(32)	94.1
Sales finance loans	(26)	(12)	(14)	116.7
Revolving credit loans	(36)	(24)	(12)	50.0
Mortgage loans	(18)	(3)	(15)	500.0
Specialized lending	(114)	(81)	(33)	40.7
Total charge-offs	(326)	(175)	(151)	86.3
Recoveries
Commercial loans and leases	6	12	(6)	(50.0)
Direct retail loans	6	7	(1)	(14.3)
Sales finance loans	4	4	-	-
Revolving credit loans	6	6	-	-
Specialized lending	9	9	-	-
Total recoveries	31	38	(7)	(18.4)
Net charge-offs	(295)	(137)	(158)	115.3
Ending balance	$1,273	$926	$347	37.5%
Allowance For Credit Losses
Allowance for loan and lease losses	$1,257	$920	$337	36.6%
Reserve for unfunded lending commitments	16	6	10	166.7
Total	$1,273	$926	$347	37.5%
Asset Quality Ratios
Net charge-offs as a percentage of
average loans and leases	.63%	.32%
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.43	.16
Ratio of allowance for loan and lease losses to
net charge-offs	2.12	x	3.33	x

Percentage Increase (Decrease)
QTD	Annualized Link QTD	YTD
2Q08 vs. 2Q07	2Q08 vs. 1Q08	2008 vs. 2007
PERCENTAGE CHANGES IN SELECTED BALANCES ADJUSTED FOR
PURCHASE ACQUISITIONS (2)
Average Balances
Commercial loans and leases (3)	12.9%	16.3%	11.2%
Direct retail loans	0.7	(1.4)	1.3
Sales finance loans	6.3	10.5	5.7
Revolving credit loans	14.9	6.5	15.2
Mortgage loans	8.9	7.1	9.6
Specialized lending	3.8	10.8	5.4
Total loans and leases (3)	9.0	10.6	8.4

Noninterest-bearing deposits	(2.5)	13.0	(2.9)
Interest checking	1.6	46.3	0.4
Other client deposits	2.0	(2.3)	2.7
Client certificates of deposit	2.6	(4.7)	4.3
Total client deposits	1.4	0.8	2.2
Other interest-bearing deposits	52.4	(2.2)	27.1
Total deposits	5.3%	0.5%	4.5%

PERCENTAGE CHANGES IN SELECTED INCOME STATEMENT ITEMS BASED ON OPERATING EARNINGS
ADJUSTED FOR PURCHASE ACQUISITIONS AND THE IMPLEMENTATION OF FAIR VALUE ACCOUNTING (2)(5)
Net interest income - taxable equivalent	9.9%	21.8%	7.8%
Noninterest income
Insurance income	(3.9)	22.5	(0.4)
Service charges on deposits	13.9	47.0	11.6
Other nondeposit fees and commissions	8.6	34.6	9.9
Investment banking and brokerage fees and commissions	(1.1)	9.4	1.8
Trust and investment advisory revenues	(5.0)	(20.1)	(2.5)
Mortgage banking income (4) (5)	(4.3)	187.7	(17.8)
Securities gains (losses), net	NM	NM	NM
Other income (5)	(29.7)	NM	(48.0)
Total noninterest income (4) (5)	0.9	25.8	2.9
Noninterest expense
Personnel expense (5)	(1.9)	10.4	(1.8)
Occupancy and equipment expense	3.3	6.5	4.2
Other noninterest expense	12.1	38.9	11.2
Total noninterest expense (5)	2.7%	18.3%	2.6%

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.
(1) Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.
(2) Adjusted to exclude estimated growth that resulted from the timing of acquisitions during 2008 and 2007.
(3) Adjusted for the sale of leveraged lease investments.
(4) Excludes the net impact of valuation adjustments for mortgage servicing rights and gains or losses on mortgage servicing rights-related derivatives.
(5) Adjusted for the impact of the implementation of fair value accounting standards on January 1, 2008.
NM - not meaningful.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 13	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions)	6/30/08	3/31/08	12/31/07	9/30/07	6/30/07
SELECTED MORTGAGE BANKING INFORMATION
Residential Mortgage Servicing Rights (1)	$611	$406	$472	$533	$577

Income Statement Impact of Mortgage Servicing
Rights Valuation:
MSRs fair value increase (decrease)	$152	$(84)	$(85)	$(54)	$72
MSRs derivative hedge (losses) gains	(158)	82	80	60	(73)
Net	$(6)	$(2)	$(5)	$6	$(1)

Residential Mortgage Loan Originations	$4,721	$4,393	$3,240	$3,225	$3,014

Residential Mortgage Servicing Portfolio:
Loans serviced for others	$36,810	$33,977	$32,762	$31,081	$30,077
Bank owned loans serviced	18,755	19,155	18,191	18,059	17,611
Total servicing portfolio	55,565	53,132	50,953	49,140	47,688
Weighted Average Coupon Rate	5.98%	6.00%	6.01%	5.98%	5.95%
Weighted Average Servicing Fee	.365	.363	.363	.359	.357

	For the Quarter Ended
(Dollars in millions, except per share data)	6/30/08	3/31/08	12/31/07	9/30/07	6/30/07
RECONCILIATION TABLE
Net income	$428	$428	$411	$444	$458
Merger-related and restructuring items, net of tax	1	3	2	4	3
Other, net of tax (4)	(52)	(30)	2	-	-
Operating earnings	377	401	415	448	461
Amortization of intangibles, net of tax	15	17	16	17	16
Amortization of mark-to-market adjustments, net of tax	-	-	1	1	-
Cash basis operating earnings	392	418	432	466	477
Return on average assets	1.27%	1.29%	1.24%	1.37%	1.47%
Effect of merger-related and restructuring items, net of tax	-	.01	.01	.01	.01
Effect of other, net of tax (4)	(.15)	(.09)	.01	-	-
Operating return on average assets	1.12	1.21	1.26	1.38	1.48
Effect of amortization of intangibles, net of tax (2)	.10	.11	.11	.12	.13
Effect of amortization of mark-to-market adjustments,
net of tax	-	-	-	-	-
Cash basis operating return on average
tangible assets	1.22	1.32	1.37	1.50	1.61
Return on average equity	13.27%	13.30%	12.89%	14.24%	15.18%
Effect of merger-related and restructuring items, net of tax	.02	.09	.05	.14	.10
Effect of other, net of tax (4)	(1.60)	(.92)	.06	-	-
Operating return on average equity	11.69	12.47	13.00	14.38	15.28
Effect of amortization of intangibles, net of tax (2)	9.75	10.34	10.99	12.43	13.20
Effect of amortization of mark-to-market adjustments,
net of tax	-	-	.04	.05	-
Cash basis operating return on average
tangible equity	21.44	22.81	24.03	26.86	28.48
Efficiency ratio (taxable equivalent) (3)	49.4%	52.4%	53.8%	53.3%	53.5%
Effect of merger-related and restructuring items	(.1)	(.2)	(.2)	(.4)	(.3)
Effect of other (4)	3.2	1.8	(.8)	-	-
Operating efficiency ratio (3)	52.5	54.0	52.8	52.9	53.2
Effect of amortization of intangibles	(1.3)	(1.6)	(1.5)	(1.6)	(1.5)
Effect of amortization of mark-to-market adjustments	-	-	-	-	-
Cash basis operating efficiency ratio (3)	51.2	52.4	51.3	51.3	51.7
Fee income ratio (3)	43.0%	41.4%	41.7%	40.1%	42.6%
Effect of other (4)	(1.4)	(1.2)	-	-	-
Operating fee income ratio (3)	41.6	40.2	41.7	40.1	42.6
Basic earnings per share	$.78	$.78	$.75	$.81	$.84
Effect of merger-related and restructuring items, net of tax	-	-	.01	-	-
Effect of other, net of tax (4)	(.09)	(.05)	-	-	-
Operating basic earnings per share	.69	.73	.76	.81	.84
Diluted earnings per share	$.78	$.78	$.75	$.80	$.83
Effect of merger-related and restructuring items, net of tax	-	-	-	.01	-
Effect of other, net of tax (4)	(.09)	(.05)	-	-	-
Operating diluted earnings per share	.69	.73	.75	.81	.83
Effect of amortization of intangibles, net of tax	.02	.03	.03	.03	.03
Effect of amortization of mark-to-market adjustments,
net of tax	-	-	-	-	-
Cash basis operating diluted earnings per share	.71	.76	.78	.84	.86

NOTES:	Applicable ratios are annualized.
(1) Balances exclude commercial mortgage servicing rights totaling $91 million, $90 million, $88 million, $34 million and $32 million as of June 30, 2008, March 31, 2008, December 31, 2007,
September 30, 2007 and June 30, 2007, respectively.
(2) Reflects the effect of excluding average intangible assets from average assets and average equity, net of deferred taxes, to calculate cash basis ratios.
(3) Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable.
(4) The second quarter of 2008 reflects a gain from the sale of Visa, Inc. shares and a gain from the early extinguishment of certain FHLB advances collectively totaling $52 million, net of tax.
The first quarter of 2008 reflects a gain from the IPO and the reversal of a reserve charge relating to the Visa, Inc settlement totaling $30 million, net of tax. The fourth quarter of 2007 reflects a reserve charge relating to the Visa, Inc settlement totaling $9 million, net of tax, and a credit of $7 million to the provision for income taxes related to leveraged leases.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 14	Investor Relations	FAX (336) 733-3132

	For the Six Months Ended
(Dollars in millions, except per share data)	6/30/08	6/30/07
RECONCILIATION TABLE
Net income	$856	$879
Merger-related and restructuring items, net of tax	4	7
Other, net of tax (3)	(82)	-
Operating earnings	778	886
Amortization of intangibles, net of tax	32	32
Amortization of mark-to-market adjustments, net of tax	-	-
Cash basis operating earnings	810	918
Return on average assets	1.28%	1.44%
Effect of merger-related and restructuring items, net of tax	-	.01
Effect of other, net of tax (3)	(.12)	-
Operating return on average assets	1.16	1.45
Effect of amortization of intangibles, net of tax (1)	.11	.13
Effect of amortization of mark-to-market adjustments, net of tax	-	-
Cash basis operating return on average tangible assets	1.27	1.58
Return on average equity	13.29%	15.00%
Effect of merger-related and restructuring items, net of tax	.05	.12
Effect of other, net of tax (3)	(1.26)	-
Operating return on average equity	12.08	15.12
Effect of amortization of intangibles, net of tax (1)	10.04	13.23
Effect of amortization of mark-to-market adjustments, net of tax	-	-
Cash basis operating return on average tangible equity	22.12	28.35
Efficiency ratio (taxable equivalent) (2)	50.8%	53.8%
Effect of merger-related and restructuring items	(.1)	(.4)
Effect of other (3)	2.5	-
Operating efficiency ratio (2)	53.2	53.4
Effect of amortization of intangibles	(1.5)	(1.5)
Effect of amortization of mark-to-market adjustments	-	-
Cash basis operating efficiency ratio (2)	51.7	51.9
Fee income ratio (2)	42.2%	41.6%
Effect of other (3)	(1.3)	-
Operating fee income ratio (2)	40.9	41.6

Basic earnings per share	$1.57	$1.61
Effect of merger-related and restructuring items, net of tax	-	.02
Effect of other, net of tax (3)	(.15)	-
Operating basic earnings per share	1.42	1.63
Diluted earnings per share	$1.56	$1.60
Effect of merger-related and restructuring items, net of tax	.01	.01
Effect of other, net of tax (3)	(.15)	-
Operating diluted earnings per share	1.42	1.61
Effect of amortization of intangibles, net of tax	.06	.06
Effect of amortization of mark-to-market adjustments, net of tax	-	-
Cash basis operating diluted earnings per share	1.48	1.67

NOTES:	Applicable ratios are annualized.
(1) Reflects the effect of excluding average intangible assets from average assets and average equity, net of deferred taxes, to calculate cash basis ratios.
(2) Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable.
(3) 2008 reflects gains from the initial IPO and sale of Visa, Inc. shares, a reversal of a reserve charge relating to the Visa, Inc settlement and gains from the early extinguishment of certain
FHLB advances collectively totaling $82 million, net of tax.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
CREDIT SUPPLEMENT PAGE 1	Investor Relations	FAX (336) 733-3132

(Dollars in millions, except average loan size)
SUPPLEMENTAL RESIDENTIAL MORTGAGE PORTFOLIO INFORMATION

	As of / For the Period Ended June 30, 2008

			Construction/
Mortgage Loans	Prime	ALT-A	Permanent	Subprime (1)

Total loans outstanding	$12,069	$3,291	$1,704	$608

Average loan size (in thousands)	192	329	312	69
Average credit score	720	734	734	607

Percentage of total loans	12.6%	3.4%	1.8%	.6%
Percentage that are first mortgages	99.7	99.7	98.8	82.4
Average loan to value	73.9	67.1	77.1	81.2

Nonaccrual loans and leases as a percentage of category	1.06	1.69	3.10	3.87
Gross charge-offs as a percentage of category	.11	.29	.53	1.46

	As of / For the Period Ended June 30, 2008

				Gross Charge-
			Nonaccrual as a	Offs as a
	Total Mortgages	Percentage of	Percentage of	Percentage of
Residential Mortgage Loans by State	Outstanding (1)	Total	Outstandings	Outstandings

North Carolina	$4,327	24.5%	.46%	.05%
Virginia	3,591	20.3	1.01	.29
Florida	2,644	14.9	4.31	.39
Maryland	1,886	10.7	1.22	.25
South Carolina	1,625	9.2	.95	.05
Georgia	1,612	9.1	2.11	.44
West Virginia	386	2.2	.78	.18
Kentucky	357	2.0	.46	.30
Tennessee	260	1.5	.50	.01
Washington, D.C.	194	1.1	1.18	-
Other	790	4.5	1.08	.47
Total	$17,672	100.0%	1.47%	.23%

(Dollars in millions, except average loan size)
SUPPLEMENTAL HOME EQUITY PORTFOLIO INFORMATION (2)
			As of / For the Period Ended
			June 30, 2008

			Home Equity	Home Equity
Home Equity Loans & Lines			Loans	Lines

Total loans outstanding			$9,497	$5,017

Average loan size (in thousands) (3)			49	34
Average credit score			725	759

Percentage of total loans			9.9%	5.2%
Percentage that are first mortgages			77.1	23.4
Average loan to value			67.4	67.6

Nonaccrual loans and leases as a percentage of category			.51	.27
Gross charge-offs as a percentage of category			.50	.86

	As of / For the Period Ended June 30, 2008

	Total Home			Gross Charge-
	Equity Loans and		Nonaccrual as a	Offs as a
	Lines	Percentage of	Percentage of	Percentage of
Home Equity Loans and Lines by State	Outstanding	Total	Outstandings	Outstandings
North Carolina	$5,073	35.0%	.39%	.24%
Virginia	3,238	22.3	.20	.84
South Carolina	1,425	9.8	.70	.37
Georgia	1,159	8.0	.41	1.08
West Virginia	882	6.1	.36	.24
Maryland	854	5.9	.32	.52
Florida	722	5.0	1.09	2.89
Kentucky	609	4.2	.48	.24
Tennessee	442	3.0	.72	.26
Washington, D.C.	89.6		.94	4.03
Other	21.1		.32	.31
Total	$14,514	100.0%	.42%	.63%

NOTES:	(1) Includes $368 million in loans originated by Lendmark Financial Services, which are disclosed as a part of the specialized lending category.
(2) Home equity portfolio is a component of direct retail loans and originated through the BB&T branching network.
(3) Home equity lines without an outstanding balance are excluded from this calculation.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
CREDIT SUPPLEMENT PAGE 2	Investor Relations	FAX (336) 733-3132

(Dollars in millions, except average loan and average client size)
SUPPLEMENTAL COMMERCIAL REAL ESTATE LOAN PORTFOLIO INFORMATION (1)

		As of / For the Period Ended June 30, 2008

Residential Acquisition, Development, and Construction		Builder /	Land / Land	Condos /
Loans (ADC)		Construction	Development	Townhomes	Total ADC

Total loans outstanding		$3,313	$4,640	$658	$8,611

Average loan size (in thousands)		290	592	1,426	436
Average client size (in thousands)		877	1,366	3,382	1,163

Percentage of total loans		3.5%	4.8%	.7%	9.0%

Nonaccrual loans and leases as a percentage of category		4.14	3.97	5.05	4.12
Gross charge-offs as a percentage of category		.47	.71	2.35	.74

	As of / For the Period Ended June 30, 2008

					Gross Charge-
				Nonaccrual as a	Offs as a
Residential Acquisition, Development, and Construction	Total	Percentage of	Nonaccrual Loans	Percentage of	Percentage of
Loans (ADC) by State of Origination	Outstandings	Total	and Leases	Outstandings	Outstandings
North Carolina	$2,956	34.3%	$54	1.83%	.03%
Georgia	1,642	19.1	120	7.29	1.77
Virginia	1,369	15.9	56	4.08	.82
Florida	911	10.5	77	8.47	.88
South Carolina	668	7.8	6.92		.21
Tennessee	274	3.2	8	3.03	1.20
Washington, D.C.	266	3.1	2.73		3.01
Kentucky	221	2.5	15	6.63	.07
West Virginia	152	1.8	6	3.56	1.35
Maryland	152	1.8	11	7.42	-
Total	$8,611	100.0%	$355	4.12%	.74%

		As of / For the Period Ended June 30, 2008

				Permanent	Total Other
		Commercial	Commercial Land/	Income Producing	Commercial Real
Other Commercial Real Estate Loans (2)		Construction	Development	Properties	Estate

Total loans outstanding		$2,224	$2,623	$5,722	$10,569

Average loan size (in thousands)		1,099	747	332	467
Average client size (in thousands)		1,464	906	486	656

Percentage of total loans		2.3%	2.7%	6.0%	11.0%

Nonaccrual loans and leases as a percentage of category		.55	1.34	.62	.78
Gross charge-offs as a percentage of category		.02	.09	.04	.05

	As of / For the Period Ended June 30, 2008

					Gross Charge-
				Nonaccrual as a	Offs as a
	Total	Percentage of	Nonaccrual Loans	Percentage of	Percentage of
Other Commercial Real Estate Loans by State of Origination	Outstandings	Total	and Leases	Outstandings	Outstandings
North Carolina	$3,215	30.4%	$13.39%		.07%
Georgia	1,852	17.5	17.90		.08
Virginia	1,609	15.2	12.75		-
South Carolina	861	8.2	7.85		.02
Florida	801	7.6	18	2.20	-
Washington, D.C.	507	4.8	-	-	.09
Maryland	462	4.4	-	.08	-
West Virginia	419	4.0	2.55		.04
Kentucky	417	3.9	4.87		.06
Tennessee	316	3.0	10	3.21	.04
Other	110	1.0	-	-	-
Total	$10,569	100.0%	$83.78%		.05%

NOTES:	(1) Commercial real estate loans (CRE) are defined as loans to finance non-owner occupied real property where the primary repayment source is the sale or rental/lease of the real property. Definition is based on internal classification.
(2) Other CRE loans consist primarily of non-residential income producing CRE loans. C&I loans secured by real property are excluded.